UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2005

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 444-1630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2005, Arizona Coral Point Apartments Limited Partnership (the "Partnership"), a wholly-owned subsidiary of America First Apartment Investors, Inc. (the "Registrant"), executed an Agreement of Sale and Purchase (the "Sale Agreement") by and between the Partnership and TCG Acquisitions Inc., a Florida corporation, under which the Partnership has agreed to sell the St. Andrews at Westwood Apartments, a 259-unit complex located in Orlando, Florida for $33 million. The Sale Agreement became effective on September 8, 2005 with escrow agent's receipt of the escrow deposit. The Sales Agreement is subject to customary closing conditions and is expected to close in the fourth quarter of 2005.

There are no material relationships between TCG Acquisitions and either the Registrant or the Partnership.

Item 8.01 Other Events.

On September 7, 2005, the Registrant issued a press release announcing an agreement to sell St. Andrews at Westwood. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(10) Agreement of Sale and Purchase dated September 8, 2005, by and between Arizona Coral Point Apartments Limited Partnership and TCG Acquisitions, Inc., a Florida corporation.

(99) Press release dated September 7, 2005, announcing the Registrant's agreement to sell St. Andrews at Westwood.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

September 9, 2005	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Agreement of Sale and Purchase dated September 8, 2005, by and between Arizona Coral Point Apartments Limited Partnership and TCG Acquisitions, Inc., a Florida corporation.
99	Press release dated September 7, 2005, announcing America First Apartment Investors, Inc.'s agreement to sell St. Andrews at Westwood.